                                                                    Exhibit 3.76

Secretary of State                                    [State Seal]
Capitol West Wing
Phoenix, AZ   85007                        CERTIFICATE OF LIMITED PARTNERSHIP
                                           ----------------------------------
Limited Partnership Division                      (A.R.S. ss. 29-308)


Fee:     $10.00 plus $3.00 per page

Submit 1 original plus 1 copy
Return original copy to:

                         (See instructions on back page)

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
1.     Edmunds-Toll Limited Partnership
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       Name of Limited Partnership

2.     Acquisition, ownership and investment in real property
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       General Character of Business

3.     3103 Philmont Avenue                  Huntingdon Valley          PA           19006
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       Address of Office                           City                State          Zip


4.     C T Corporation System,         3225 N. Central Ave., Phoenix, Arizona 85012         (602) 277-4792
       ---------------------------------------------------------------------------------------------------------
       Agent for service of process (A.R.S. ss. 29-304)     Address                               Phone

5.     Is the name of your limited partnership registered with the Arizona Corporation Commission?      No.
                                                                                                  --------------
6.     Name and business address of all general partners. (Please print or type).

       Toll AZ GP Corp.      3103 Philmont Avenue            Huntingdon Valley,         PA         19006
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       Name                          Street                         City              State         Zip

       ---------------------------------------------------------------------------------------------------------

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7.     Name and business address of all limited partners (Please print or type).

       Toll Bros., Inc.        3103 Philmont Ave.            Huntingdon Valley          PA         19006
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       Name                          Street                         City              State         Zip

       ---------------------------------------------------------------------------------------------------------

       ---------------------------------------------------------------------------------------------------------

8.     Date of formation upon filing with the Secretary of State
                         ---------------------------------------------------------------------------------------

9.     Amount of cash/description/statement of agreed value of other property or services contributed by each partner and which each partner has agreed to contribute in the future:

       Capital Contribution of General Partner is $500.00
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       Capital Contribution of Limited Partner is $9,500.00
       ---------------------------------------------------------------------------------------------------------

       ---------------------------------------------------------------------------------------------------------
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Page 2 - CERTIFICATE OF LIMITED PARTNERSHIP

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
10.     The times at which or events on the happening of which any additional contributions agreed to be made by each partner are to be made:____________________________________________________________________

        Additional contribution to made upon agreement of all partners.
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        --------------------------------------------------------------------------------------------------------

11.     Any power of a limited partner to grant the right to become a limited partner to an assignee of any part of his partnership interest, and the terms and conditions of the power:

        A Limited's interest may be assigned in whole or in part at any time, and an assignee of a Limited
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        Partner may become a Limited Partner, without the prior written consent of the General Partner.
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12.     If agreed upon the time at which or the events on the happening of which a partner may terminate his membership in the limited partnership and the amount of, or the method of determining, the distribution to which he may be entitled respecting his partnership interest, and the terms and conditions of the termination and distribution.

        No right to terminate membership prior to dissolution of the Partnership.
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        --------------------------------------------------------------------------------------------------------

13.     Any right of a partner to receive distribution of property, including cash from the limited partnership.

        No.
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14.     Any right of a partner to receive, or of a general partner to make, distributions to a partner which include a return of all or any part of the partner's contributions

        Yes. Operating cash flow and liquidations to be made in accordance with relative capital contributions.
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        Distributions may include return of contributions, in discretion of the General Partner.
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15.     Any time at which or events upon the happening of which the limited partnership is to be dissolved and its affairs wound up:

        Upon the earliest of (1) bankruptcy or withdrawal of last remaining General Partner, (2) agreement of
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        all partners to dissolve Partnership, (3) sale of substantially all assets, (4) October 31, 2015.
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16.     Any right of the remaining general partners to continue the business on the happening of an event of withdrawal of a general partner; any other matters the partners determine to include therein.

        Remaining General Partners, if any, may continue the business upon withdrawal of a General Partner.
        --------------------------------------------------------------------------------------------------------
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Page 3 - CERTIFICATION OF LIMITED PARTNERSHIP

We hereby declare that we are the persons who executed the Certificate of Limited Partnership, which execution by signature below is our act and deed.

         TOLL AZ GP CORP., General Partner                   TOLL BROS., INC., or its Designee, Limited Partner

By:  Kenneth J. Gary                                         By:  Kenneth J. Gary
     ------------------------------------------------             ---------------
     Partner (signature)                                          Partner (printed)

Kenneth J. Gary, Vice President                              Kenneth J. Gary, Vice President
-----------------------------------------------------        -----------------------------------------------------

-----------------------------------------------------        -----------------------------------------------------

-----------------------------------------------------        -----------------------------------------------------
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State of   (Pennsylvania)
          ----------------
                                            )  ss.
County of   (Montgomery)
          ----------------

Subscribed and sworn to before me this 27th day of July, 1995.
                                       ----        ----

                                                            Elizabeth K. Beavers
                                                            --------------------
                                                                Notary Public
My Commission Expires:     [Notary Seal]
                           -------------

See Reverse side for instructions in completing.



C T CORPORATION SYSTEM HAVING BEEN DESIGNATED TO ACT AS STATUTORY AGENT, HEREBY
CONSENTS TO ACT IN THAT CAPACITY UNTIL IT IS REMOVED, OR SUBMITS ITS
RESIGNATION.

By:  Cindy L. Parrinello
     -------------------
         (Officer)


CINDY L. PARRINELLO, SPECIAL ASST. SECY.
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  (Type Name and Title of Officer)